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                                   Exhibit 4.1
                         Fabri-Centers of America, Inc.
                          1994 Executive Incentive Plan
        (Incorporated by reference to Exhibit A to the Registrant's Proxy
                      Statement for its Annual Meeting held
                on June 27, 1994 -- Commission File No. 1-6695)